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FOR IMMEDIATE RELEASE

    QWEST MEDIA CONTACT:           QWEST INVESTOR CONTACT:       LCI MEDIA CONTACT:           LCI INVESTOR CONTACT:
    --------------------           -----------------------       ------------------           ---------------------
    Alexander Communications       Qwest Communications          LCI International            LCI International
    Erin McKelvey                  Lee Wolfe                     Gerry Simone                 Kevin Taback
    (303) 615-5070 ext.108         (800) 567-7296                (703) 848-4478               (703) 848-4493
    emckelve@alexander-pr.com      LWOLFE@QWEST.NET              simoneg@lci.com              tabackk@lci.com
                                   HTTP://WWW.QWEST.NET          http://www.lci.com           HTTP://WWW.LCI.COM

            QWEST AND LCI INTERNATIONAL ANNOUNCE $4.4 BILLION MERGER

         COMBINED ENTITY TO BECOME FOURTH LARGEST LONG-DISTANCE COMPANY

DENVER, CO/MCLEAN, VA - MARCH 9, 1998 - Qwest Communications International Inc. and LCI International, Inc. today announced the signing of a definitive merger agreement. The merger will create the fourth-largest U.S. long distance company and one of the fastest growing companies in the communications industry. The all-stock transaction is valued at approximately $4.4 billion. The merger enables the LCI nationwide customer base to fully leverage the capabilities and efficiencies of the Qwest Macro Capacity SM fiber network and allows Qwest to take full advantage of LCI's sales and marketing expertise, distribution channels, intelligent network platform, as well as the company's customer care and billing system. The combined companies had 1997 revenues of $2.3 billion, serve over two million business and residential customers and have a total current equity market capitalization of over $11 billion. (See attached fact sheet for further detail.)

The board of directors of each company have approved the merger. The terms of the merger agreement call for each LCI share to be converted into $42.00 of Qwest common stock, under current market conditions. Based on the closing prices of Qwest and LCI on March 6, 1998, LCI shareholders would receive approximately
122.4 million newly issued shares of Qwest stock, or 36.4 percent of the combined company's shares. The merger is intended to qualify as a tax-free reorganization and will be accounted for as a purchase.


                                     -more-

"Brian Thompson and the LCI team have built a world class communications company. Combining their customer base and their highly competitive people with those at Qwest, and their state of the art billing and customer care platforms with the Qwest network creates a powerful new company," said Joseph P. Nacchio, president and CEO of Qwest. "Qwest's ability to sell next generation data services is greatly enhanced by the LCI sales, marketing and distribution strengths. This merger accelerates both Qwest's and LCI's business plans by several years."

The combination of Qwest and LCI will result in significant operating and financial benefits. The merger will deliver greater network efficiencies, eliminate duplicate efforts to build sales and systems infrastructure, avoid duplication of capital spending programs and accelerate the companies' data and international strategies.

"LCI has achieved a 40 percent average annual revenue growth rate over the last 5 years and is one of the most successful and fastest growing telecommunications carriers in the U.S.," said H. Brian Thompson, chairman and CEO of LCI. "We anticipate that Qwest's technologically advanced network will enable us to further accelerate our performance."

An integration team composed of four senior executives from each company has been formed to oversee the combination process to ensure that operational benefits are fully realized. LCI will receive two seats on Qwest's board of directors, one of which will be filled by H. Brian Thompson, who will become vice chairman of the board. Completion of the transaction is anticipated to occur during the third quarter of 1998. The transaction is subject to the majority vote of the shareholders of Qwest and LCI and to other customary conditions such as receipt of regulatory approvals. The majority shareholder of Qwest has agreed to vote in favor of the transaction.


                                     -more-

The actual number of shares of Qwest common stock to be exchanged for each LCI share will be determined by dividing $42 by a 15-day volume weighted average of trading prices for Qwest common stock prior to the closing, but will not be less than 1.0625 shares (if Qwest's average stock price exceeds $39.53) or more than
1.5583 shares (if Qwest's average stock price is less than $26.95). If Qwest's average stock price is less than $26.95, LCI may terminate the merger unless Qwest then agrees to exchange for each share of LCI the number of Qwest shares determined by dividing $42 by such average price.

THE QWEST MACRO CAPACITY FIBER NETWORK
Qwest's planned domestic 16,285 mile network will serve more than 125 cities, which represent approximately 80% of the data and voice traffic originating in the United States, upon its scheduled completion in the second quarter of 1999. Currently, more than 3,600 miles are activated from Los Angeles to Columbus, Ohio. Qwest is also extending its network 1,400 miles into Mexico with completion slated for late third quarter 1998.

The Qwest Macro Capacity Fiber network is designed with a highly reliable and secure bi-directional, line switching OC-192 SONET ring architecture. Upon completion, the network will offer a self-healing system that provides the ultimate security and reliability by allowing instantaneous rerouting in the event of a fiber cut or equipment failure.

ABOUT LCI INTERNATIONAL
LCI International, Inc. (NYSE:LCI), one of the nation's fastest-growing long-distance telecommunications carriers, provides a full array of worldwide voice and data transmission services to businesses, residential customers and other carriers through its 4,500 mile fiber-optic network which is planned to be 8,500 miles by the end of the year. LCI International, Inc. is headquartered in McLean, VA, with offices in more than 60 locations, including national network control and customer service centers, and regional operations in various locations throughout the United States.

                                     -more-

ABOUT QWEST
Qwest Communications International Inc. (NASDAQ:QWST) is a multimedia communications company building a high-capacity, fiber optic network for the 21st century. With its cutting-edge technology, Qwest will deliver high-quality data, video and voice connectivity securely and reliably to businesses, consumers and other communications service providers. Further information is available at WWW.QWEST.NET.

Lehman Brothers Inc. acted as financial advisor to LCI and Salomon Smith Barney acted as financial advisor to Qwest.

This   release,   including  the  attached   merger  fact  sheet,   may  contain
forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest with the SEC, specifically its most recent reports on Form 10-Q, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including potential fluctuations in quarterly results, dependence on new product development, delays in closing the transaction, inability to achieve combination efficiencies, rapid technological and market change, failure to complete the network on schedule, volatility of stock price, financial risk management and future growth subject to risks.

This announcement is not an offer to sell or a solicitation to buy any securities of Qwest. The offering with respect to the proposed merger with LCI will be made only by the proxy statement/prospectus that will be distributed to stockholders of LCI in connection with their consideration of the transaction.

QwestLinked is a trademark, and the Qwest logo is a registered trademark of Qwest Communications International Inc. in the U.S. and certain other countries.

--------------------------------------------------------------------------------

                              QWEST COMMUNICATIONS
                                LCI INTERNATIONAL

                                MERGER FACT SHEET

--------------------------------------------------------------------------------

Creates fourth largest long-distance company, as measured by revenues. (assuming Worldcom and MCI merger is consummated.)

Combined market capitalization exceeds $11 billion, at March 6th trading prices.

More fully utilizes Qwest's 16,000 mile Macro Capacity SM fiber network.

Combined employee base will be approximately 5,800 (1,800 Qwest and 4,000 LCI).

Combined customer base will be approximately 2.3 million.

Combines the industry's most seasoned and entrepreneurial management teams.

The combined  companies  will operate in over 70 U.S.  locations (10 Qwest,  60+
LCI), including major operations in Denver, Colorado, Northern Virginia, Columbus, Ohio and San Antonio, Texas

Qwest's headquarters will remain in Denver, CO.

Operating synergies will be significant in all areas of operations.

         Revenues
         Network Facility Costs
         Sales and Marketing
         Network Engineering and Operations
         Information Technology
         Other Administration and Corporate

Total cost synergies for the first full year post-combination are estimated to exceed $300 million and exceed $1 billion for 1998 through 2001.

Capital expenditure synergies are estimated to be approximately $80 million in 1999 and exceed $285 million for 1998 through 2001.

PRESENTATION INCLUDES FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS MAY VARY.

KEY 1997 OPERATING DATA:

                                  ============================================
                                    Qwest          LCI          Combined
------------------------------------------------------------------------------
Revenues
------------------------------------------------------------------------------
  Communications services           $115.3       $1,642.0        $1,757.3
------------------------------------------------------------------------------
  Construction Services             $581.4           $0.0          $581.4
------------------------------------------------------------------------------
Total Revenues                      $696.7       $1,642.0        $2,338.7
------------------------------------------------------------------------------
Revenue Growth ('97 v. '96)           202%            26%
------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
Ebitda*                             $115.2          $194.0         $309.2
------------------------------------------------------------------------------
Ebitda Growth* ('97 v. '96)           507%             29%
------------------------------------------------------------------------------
*Adjusted for Qwest
Growth Shares
------------------------------------------------------------------------------

------------------------------------------------------------------------------
Net Income**                         $14.5           $97.0         $111.5
------------------------------------------------------------------------------
Net Income Growth**                   308%             30%
('97 v. '96)
------------------------------------------------------------------------------
**Adjusted for LCI
non-recurring charges
------------------------------------------------------------------------------

------------------------------------------------------------------------------
Total Assets                      $1,390.0        $1,354.0       $2,744.0
------------------------------------------------------------------------------

------------------------------------------------------------------------------
Minutes of Use                       669.2        12,903.0       13,572.2
------------------------------------------------------------------------------
Minutes of Use Growth                  75%             35%
('97 v. '96)
==============================================================================


Post Acquisition Stock Ownership:

36.4% LCI pro forma ownership of combined entity based on March 6, 1998 closing stock price.